SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.03 Material Modification of Rights of Security Holders.

The information provided under Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, on June 28, 2018, the stockholders of Airborne Wireless Network, a Nevada corporation (the “Company”), approved an amendment (the “Amendment”) to the Company’s Amended and Restated Articles of Incorporation (as amended to date, the “Articles”) that increased the number of authorized shares of stock and granted the Company the right to effect up to five reverse stock splits of all of the Company’s issued and outstanding common stock (the “Common Stock”). The number of shares of stock authorized under the Articles prior to the Amendment was 1,510,000,000, of which 1,500,000,000 were designated as common stock and 10,000,000 were designated as preferred stock. After giving effect to the Amendment, the number of authorized shares of all classes of stock the Company will have authority to issue is 5,000,010,000,000, of which 5,000,000,000,000 are be designated as common stock and 10,000,000 are designated as preferred stock.

Under the Amendment, the board of directors of the Company (the “Board”) can effect up to five separate reverse splits of the Common Stock, each to be in a ratio of up to thirty thousand (30,000) to one (1) (each, a “Reverse Split”), with any fractional shares to be either rounded up to the next whole share or, at the option of the Board, the holders of the fractional shares that would have resulted from such Reverse Split will be paid in cash in a proportionate amount based on the average closing price of the Common Stock for the five trading days preceding the date of such Reverse Split. Upon the effectiveness of each Reverse Split, the shares of the Company’s common stock outstanding immediately prior to such time will be combined into a smaller number of shares, such that a stockholder will own one share of the Company’s common stock for the number of shares of Common Stock determined by the Board (up to 30,000) held by that stockholder immediately prior to the effective time of such Reverse Split, subject to the treatment of fractional share interests described above. Prior to the Board effecting a Reverse Spilt, the Company is required to submit notice, provide supporting documentation and pay certain fees to the Financial Industry Regulatory Authority (“FINRA”). The Company intends to submit the necessary materials to FINRA upon the Board’s approval of each Reverse Split, after which FINRA will process the request and determine the effective date for such Reverse Split.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2018, through the written consent of holders of a majority of voting securities, the stockholders of the Company voted on and approved the Amendment described above under Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.” Specifically, holders of 719,218,446 shares of common stock, or 51.91% of the issued and outstanding securities of the Company, including the shares of Series A Convertible Preferred Stock entitled to vote on an as-converted basis, approved the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation, field June 28, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: June 29, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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